CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Fort Pitt Capital Funds and to the use of our report dated November 24, 2003 on the financial statements and financial highlights of Fort Pitt Total Return Fund, a series of shares of Fort Pitt Capital Funds. Such financial statements and financial highlights appear in the 2003 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.




                                          /s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
February 26, 2004